EXCERPT FROM:

MINUTES OF A REGULAR MEETING OF THE BOARD OF DIRECTORS OF NATIONWIDE LIFE INSURANCE COMPANY, held at the office of the Company in Columbus, Ohio, on March 3, 1976.

A resolution to establish the same type of Separate Account which will be funded by mutual funds managed by Heritage Securities, Inc. was presented for consideration:

BE IT RESOLVED, that the Company, pursuant to the provisions of Ohio Revised Code Section 3907.15 hereby establishes a separate account, designated Nationwide Variable Account (hereinafter the Variable Account) for the following use and purposes, and subject to such conditions as hereafter set forth:

RESOLVED, that the Variable Account shall be established for the purpose of providing for the issuance of group and individual variable annuity contracts (hereinafter the Contracts) which Contracts provide that part or all of the payments and benefits will reflect the investment experience of one or more designated underlying securities, and

RESOLVED FURTHER, that the fundamental investment policy of the Variable Account shall be to invest or reinvest the assets of the Variable Account in securities issued by investment companies registered under the Investment Company Act of 1940 and managed by Heritage Securities, Inc. as may be specified in the respective Contracts, and

RESOLVED FURTHER, that the proper officers of the Company be, and they hereby are, authorized and directed to take all action necessary to: (a) register the Variable Account as a unit investment trust under the Investment Company Act of 1940, as amended; (b) register the Contracts in such amounts as the officers of the Company shall from time to time deem appropriate under the Securities Act of 1933; and (c) take all other action necessary to comply with the Investment Company Act of 1940, including the filing of applications for such exemptions from the Investment Company Act of 1940 as the officers of the Company shall deem necessary or desirable, the Securities Exchange Act of 1934, the Securities Act of 1933, and all other applicable state and federal laws in connection with offering said Contracts for sale and the operation of the Variable Account.

RESOLVED FURTHER, that the proper officers are authorized to prepare and file with the Securities and Exchange Commission a Form of Notification of Registration on Form N-8A and a Registration Statement on Form N-8B-2 under the Investment Company Act of 1940 and a Registration Statement on Form S6 under the Securities Act of 1933 and to prepare and file such amendments to the foregoing as they may deem necessary or desirable, and

RESOLVED FURTHER, that Dean W. Jeffers, John E. Fisher, R. A. Rennie, R. G. Smith, Ashley T. McCarter and John C. Wagner, and each of them with full power to act without the others hereby are severally authorized and empowered to execute and cause to be filed with the Securities and Exchange Commission on behalf of the Variable Account and by the Company as sponsor and depositor a Form of Notification of Registration on Form N-8A, a Registration Statement registering the Variable Account as an investment company under the Investment Company Act of 1940, and a Registration Statement under the Securities Act of 1933, registering the Contracts and any and all amendments to the foregoing on behalf of and as attorneys for the Variable Account and the Company and on behalf of and as attorneys for the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer of the Variable Account and the Company.

RESOLVED FURTHER, that the proper officers of the company be, and they hereby are, authorized on behalf of the Variable Account and on behalf of the Company to take any and all action which they may deem necessary or advisable in order to sell the Contracts and, if necessary, to register or qualify Contracts for offer and sale under the insurance and securities laws of any of the states of the United States of America and in connection therewith to execute, deliver and file all such applications, reports, covenants, resolutions and other papers and instruments as may be required under such laws, and to take any and all further action which said officers or counsel of the Company may deem necessary or desirable in order to maintain such registration or qualification for as long as said officers or counsel deem it to be in the best interests of the Variable Account and the Company.

RESOLVED FURTHER, that the proper officers of the Company be, and they hereby are, authorized in the names and on behalf of the Variable Account and the Company to execute and file irrevocable written consents on the part of the Variable Account and of the Company to be used in such states wherein such consents to service of process may be requisite under the insurance or securities laws thereof in connection with said registration or qualification of Contracts and to appoint the appropriate state official, or such other persons as may be allowed by said insurance or securities laws, agent of the Variable Account and of the Company for the purpose of receiving and accepting process.

RESOLVED FURTHER, that to the extent permitted under the Investment Company Act of 1940 and the Securities Act of 1933, all Contracts may contain provisions that, prior to the commencement of annuity payments, the owner may convert accumulation units from one series to another series then available through the Variable Account on a net basis, under conditions which shall be set forth in the Contracts, and that additional series may be established from time to time and made available to existing owners as specified in the Contracts.

RESOLVED FURTHER, that the appropriate officers of the Company be, and they hereby are, authorized to establish procedures under which the Company will provide sales and administrative functions with respect to the Variable Account and the Contracts issued in connection therewith, including, but not limited to, procedures for providing voting rights for owners of such Contracts with respect to securities owned by the Variable Account and procedures for adding death and disability benefits where appropriate.

A motion was made, seconded and carried, that the resolution be adopted.

EXCERPT FROM:

MINUTES OF A REGULAR MEETING OF THE BOARD OF DIRECTORS OF NATIONWIDE LIFE INSURANCE COMPANY, held at the office of the Company in Columbus, Ohio, on October 7, 1981.

BE IT RESOLVED, that the resolution adopted by this board of directors on March 3, 1976 relating to the establishment of the Nationwide Variable Account be, and it hereby is, amended so that the third paragraph and the sixth paragraph of that resolution are amended to read as follows:

RESOLVED FURTHER, that the fundamental investment policy of the Variable Account shall be to invest or reinvest the assets of the Variable Account in securities issued by investment companies registered under the Investment Company Act of 1940 and managed by Heritage Securities, Inc. or in securities issued by investment companies registered under the Investment Company Act of 1940 and managed by an investment advisor which is a subsidiary or affiliate of the Company as may be specified in the respective Contracts, and

RESOLVED FURTHER, that John E. Fisher, John L. Marakas, Peter F. Frenzer, Jack A. Gulick, D. Richard McFerson and John C. Wagner, and each of them with full power to act without the others hereby are severally authorized and empowered to execute and cause to be filed with the Securities and Exchange Commission on behalf of the Variable Account and by the Company as sponsor and depositor a Form of Notification of Registration on Form N-8A, a Registration Statement registering the Variable Account as an investment company under the Investment Company Act of 1940, and a Registration Statement under the Securities Act of 1933, registering the Contracts and any and all amendments to the foregoing on behalf of and as attorneys for the Variable Account and the Company on behalf of and as attorneys for the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer of the Variable Account and the Company.

A motion was made, seconded and carried, that the resolution be adopted.

EXCERPT FROM:

MINUTES OF A REGULAR MEETING OF THE BOARD OF DIRECTORS OF NATIONWIDE LIFE INSURANCE COMPANY, held at the office of the company in Columbus, Ohio, on April 5, 1989.

The following resolution concerning variable accounts was presented for consideration.

RESOLVED, that John E. Fisher, John L. Marakas, Thomas E. Kryshak, Gordon E. McCutchan, W. Sidney Druen, Joseph P. Rath, and W. E. Fitzpatrick, and each of them, with full power to act without the others, hereby are severally authorized and empowered to:

(1)
execute and cause to be filed with the Securities and Exchange Commission for the sale of Individual Deferred Variable Annuity Contracts in connection with the MFS Variable Account, Nationwide Variable Account, Nationwide Multi-Flex Variable Account, Nationwide Variable Account-II, Nationwide Variable Account-3, Nationwide Variable Account-4, Nationwide/Sierra Capital Variable Account; and the sale of Group Flexible Fund Retirement Contracts in connection with the Nationwide DC Variable Account, Nationwide Ohio DC Variable Account, NACo Variable Account; and the sale of Group Common Stock Variable Annuity Contracts in connection with Separate Account-l; and the sale of variable life insurance policies in connection with the Nationwide VLI Separate Account, Nationwide VLI Separate Account-2, and Nationwide VLI Separate Account-3 and by Nationwide Life Insurance Company ("Company"), as sponsor and depositor, a Registration Statement and any and all amendments thereto registering the Contracts in such amounts as the officers of the Company shall from time to time deem appropriate under the Securities Act of 1933; and

(2)
to take any action necessary on behalf of any of the above referenced Variable Accounts and the Company to comply with the Investment Company Act of 1940, including the execution and filing of applications for such exemptions from the Investment Company Act as the officers of the Company shall deem necessary or desirable; the Securities Exchange Act of 1934; the Securities Act of 1933; and all other applicable state and federal laws in connection with offering contracts for sale and operation of the Variable Accounts;

on behalf of and as attorneys for each of the above referenced Variable Accounts and the Company and on behalf of and as attorneys for the principal executive officer, and/or the principal financial officer, and/or the principal accounting officer, and/or any other officer of the Variable Accounts and the Company.

A motion was made, seconded and carried, that the resolution be adopted.

EXCERPT FROM:

MINUTES OF A REGULAR MEETING OF THE BOARD OF DIRECTORS OF NATIONWIDE LIFE INSURANCE COMPANY, held at the office of the Neckura Insurance Company, Oberursel, Germany, on August 5, 1993.

The following resolution concerning the Nationwide Variable Account and the Nationwide Variable Account-II was presented for consideration:

RESOLVED, that John E. Fisher, D. Richard McFerson, Peter F. Frenzer, Thomas E. Kryshak, Gordon E. McCutchan, W. Sidney Druen, and Joseph P. Rath, and each of them, with full power to act without the others, hereby are severally authorized and empowered to:

(1)
execute and cause to be filed with the Securities and Exchange Commission on behalf of the Nationwide Variable Account and the Nationwide Variable Account-II ("Variable Accounts"), and by Nationwide Life Insurance Company ("Company"), as sponsor and depositor, Registration Statements and any and all amendments thereto registering new classes of variable annuity contracts ("Contracts") under the Securities Act of 1933 in such amounts as the officers of the Company shall from time to time deem appropriate; and

(2)
to take any action necessary on behalf of the Variable Accounts and the Company to comply with the Investment Company Act of 1940, including the execution and filing of applications for such exemptions from the Investment Company Act as the officers of the Company shall deem necessary or desirable; the Securities Exchange Act of 1934; the Securities Act of 1933; and all other applicable state and federal laws in connection with offering Contracts for sale and operation of the Variable Accounts;

on behalf of and as attorneys for the Variable Accounts and the Company and on behalf of and as attorneys for the principal executive officer, and/or the principal financial officer, and/or the principal accounting officer, and/or any other officer of the Variable Accounts and the Company.

A motion was made, seconded and carried, that the resolution be adopted.